SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  May 23, 1997



                       PILGRIM AMERICA CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)



          Delaware                    0-19799                  86-067-679
(State or other jurisdiction        (Commission               (IRS Employer
       of incorporation)             File Number)           Identification No.)



                             Two Renaissance Square
                      40 North Central Avenue - 12th Floor
                           Phoenix, Arizona 85004-4424
              (Address of principal executives offices) (Zip Code)

                                 (602) 417-8100
              (Registrant's telephone number, including area code)


                      EXPRESS AMERICA HOLDINGS CORPORATION
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On May 23, 1997, Pilgrim America Capital Corporation ("Company") announced that it had entered into a settlement agreement with the Federal Deposit Insurance Corporation ("FDIC"), settling all claims in the FDIC's action filed against the Company and other defendants on December 8, 1995, in the United States District Court in Phoenix, Arizona. No charge to earnings will result from the settlement.

         The Company also announced that it had received a payment from its Director and Officer liability insurance carrier to settle the Company's claims for coverage relating to the FDIC action.



Item 7.  Exhibits.

         (c)  Exhibits.

              1. Copy of the Company's press release of May 23, 1997,  regarding settlement of litigation.




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PILGRIM AMERICA CAPITAL CORPORATION
                                            (Registrant)





Date:  June 6, 1997                         By:     /s/ James R. Reis
                                               ----------------------
                                                            James R. Reis
                                                            Vice Chairman